Exhibit 10.1
EXTENSION

OF

MINUTES OF UNDERSTANDING

BETWEEN

GEOACTIVA SPA

AND

MINERA POLYMET LIMITADA

In Santiago, Chile, on April 9, 2013, appear: on the one hand, GEOACTIVA SPA, a mining company, taxpayer´s identification number 76,158,615-7 duly represented, as shall be evidenced, by Juan Paulo Bambach Salvatore, Chilean, lawyer, married, national identification number 7,010,465-2 and Nicolás Noguera Correa, Chilean, engineer, married, national identification number 13,471,180-9, all domiciled at Presidente Riesco Street number 5335, 21st Floor, office 2104, Las Condes, Santiago, hereinafter also “Geoactiva” or the “Beneficiary” and, on the other, MINERA POLYMET LIMITADA, a mining company, taxpayer´s identification number 76,975,260-9, duly represented, as shall be evidenced, by Mr. Kevin Mitchell, Canadian, businessman, married, national identification number 14,498,917-1, both domiciled at Baldomero Lillo N° 3260, Vallenar, hereinafter also the “Proprietor” and all the aforementioned jointly referred to as the “Parties” and individually as a “Party”, have agreed upon the following :

WHEREAS,

•
On February 11th, 2013, the Proprietor and Geoactiva executed a private document – the “Minutes of Understanding” or “MoU” – regulating their common interest in the execution of a mining option to purchase agreement - the “Option Agreement”- regarding a group of mining concessions named “Perth”, located in Cachina Grande, Province of Huasco, Third Region, Chile - the “Mining Concessions”- all of the foregoing in the terms and conditions set forth therein.

•
According to the MoU, Geoactiva will carry out a legal review of all Mining Concessions’ titles within in a term of 60 days counted as of the date of execution of said MoU (the “Due Diligence Period”). Before the expiration of said term, Beneficiary shall communicate to the Proprietor of its intention of continuing with the acquisition of the Mining Concessions.

FIRST: Extension.
The Parties hereby agree to extend the aforementioned Due Diligence Period in an additional 30 days, this is, the Due Diligence Period will be of a total 90 days term counted from February 11th, 2013, therefore expiring on May 12th, 2013.

SECOND: Validity.
In everything that has not been modified by the present instrument, the MoU remains fully in force.

THIRD: Legal capacities.
The legal capacity of Mr. Nicolás Noguera Correa and Mr. Juan Paulo Bambach to act on behalf of Geoactiva, is evidenced in public deed dated September 6, 2012 granted in the Notary Office of Santiago of Ms. María Gloria Acharán Toledo. The legal capacity of Mr. Kevin Robert Michel to act on behalf of MINERA POLYMET LIMITADA is evidenced in public deed dated July 17th, 2007, granted in the Notary Office of Mr. Ricardo Olivares.

In witness whereof, the Parties sign this document in two identical copies.

NICOLÁS NOGUERA CORREA

JUAN PAULO BAMBACH SALVATORE

KEVIN ROBERT MITCHEL
P.P. MINERA POLYMET LIMITADA